Exhibit 10.2

SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of February 19, 2025, is made by and among Allurion Technologies, Inc., a Delaware corporation (the “Company”) and the Investor set forth on Schedule I (“Investor”).

WHEREAS, the Company desires to sell, and Investor desires to purchase from the Company, shares of its common stock, par value $0.0001 per share (the “Common Stock”) and accompanying warrants to purchase Common Stock in a private placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or with respect to Investor, any other investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or that shares the same management company or investment adviser with, Investor. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities entitled to elect the board of directors or management board, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing. Unless expressly stated otherwise herein, Investor shall not be deemed an Affiliate of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Company Organizational Documents” means the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended and/or restated from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Warrants” means the Common Stock Purchase Warrants issued on July 2024 to the Investor.

“First Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the stockholders of the Company with respect to the issuance of the Private Placement Warrants and the Warrant Shares.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitrator (public or private), commission or authority, stock exchange or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Judgment” means any order, judgment, injunction, ruling, writ or decree of any Governmental Authority.

“Laws” means all local, state or federal laws, common law, statutes, ordinances, codes, rules or regulations.

“Material Adverse Effect” has the meaning set forth in the Securities Purchase Agreement.

“NYSE” means the New York Stock Exchange or any other principal trading exchange or market for the Common Stock from time to time.

“Private Placement Amount” means 267,686 shares of Common Stock and 535,372 Private Placement Warrants.

“Private Placement Warrants” means the warrants to purchase Common Stock in the form attached as Exhibit A.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity, including a Governmental Authority.

“Registrable Securities” means the Shares and the Warrant Shares.

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (a) the date as of which the Investor may sell all of the Securities under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (b) the first anniversary of the conversion of all of the Private Placement Warrants, and (c) the date on which such Purchaser shall have sold all of the Securities.

“SEC” means the Securities and Exchange Commission.

“Second Stockholder Approval” mean such approval as may be required by the applicable rules and regulations of the Trading Market from the stockholders of the Company to permit the reduction in the exercise price of the Existing Warrants.

“Securities” means, collectively, the Common Stock, Private Placement Warrants and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that certain securities purchase agreement, dated as of February 19, 2025, by and among the Company and the purchasers party thereto, as may be amended from time to time.

“Shares” means the shares of Common Stock issued pursuant to this Agreement.

“Stockholder Approvals” mean the First Stockholder Approval and the Second Stockholder Approval.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of One State Street, 30th Floor, New York, New York 10004 and an email address of saqui@continentalstock.com, and any successor transfer agent of the Company.

“Warrant Shares” means the shares of Common Stock underlying the Private Placement Warrants.

ARTICLE 2

PURCHASE AND SALE

Section 2.01. Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article 7, Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to Investor, the Private Placement Amount set forth opposite Investor’s name on Schedule 1 at a purchase price of $5.23 per share and accompanying warrant, which is equal to the “Minimum Price” as defined by the rules of the NYSE, for an aggregate purchase price set forth on Schedule 1 (the “Purchase Price”). The purchase and sale of the Private Placement Amount pursuant to this Section 2.01 is referred to as the “Placement.”

Section 2.02. Closing.

(a) Subject to the terms of this Agreement including the conditions to closing set forth herein, the closing of the Placement (the “Closing”) shall occur electronically on or about 10:00 a.m., New York City time, on the first business day after the date of this Agreement or at such other place, time or date as shall be agreed between the Company and Investor (such date, the “Closing Date”).

(b) At the Closing:

(i) Investor shall pay the Purchase Price to the Company by wire transfer in immediately available U.S. federal funds to an account designated by the Company in writing; and

(ii) the Company shall deliver to Investor the Private Placement Amount, with the Common Stock delivered in book entry form, and the Private Placement Warrants delivered in the form of a warrant certificate, registered in the name of the Investor to purchase up to a number of shares of Common Stock equal to 200% of the number of shares of the Common Stock, with an exercise price equal to $5.23, subject to adjustment therein, free and clear of all liens, except restrictions imposed by applicable securities Laws.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 3.01. Representations in Securities Purchase Agreement. The representations and warranties set forth in the Securities Purchase Agreement are incorporated by reference herein mutatis mutandis and the Company hereby makes such representations and warranties to Investor as if they were set forth herein solely as applicable to the Placement contemplated hereby.

Section 3.02. Valid Issuance. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Warrant Shares, when issued and delivered against payment therefor in accordance with the terms of the Private Placement Warrants, will be duly authorized, validly issued, fully paid and non- assessable. The respective rights, preferences, privileges, and restrictions of the Common Stock are as stated in the Company Organizational Documents.

Section 3.03. Authority; Noncontravention. The execution, delivery and performance by the Company of this Agreement and the Private Placement Warrants has been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery hereof by Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). At the Closing, the Private Placement Warrants shall have been duly executed and delivered by the Company and the Private Placement Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.04. No Conflict. Neither the execution and delivery of this Agreement and the Private Placement Warrants, nor the performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (a) conflict with or violate any provision of the Company Organizational Documents, or (b) (i) violate any Law or Judgment applicable to the Company or (ii) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its subsidiaries, as applicable, is a party or accelerate the Company’s or, if applicable, any of its subsidiaries’ obligations under any such Contract, except in the case of clause (b), as would not reasonably be expected to have a Material Adverse Effect.

Section 3.05. Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act, (b) compliance with the rules and regulations of the NYSE and (c) compliance with any applicable state securities or “Blue Sky” laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

Section 3.06. Sale of Securities. Assuming the accuracy of the representations and warranties of Investor set forth in Article 4, the sale and issuance of the Private Placement Amount pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.01. Investigation; Economic Risk. Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Investor further acknowledges having had access to information about the Company that it has requested. Investor acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. Investor further acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Company or any of its subsidiaries for such advice.

Section 4.02. Purchase for Own Account. The Private Placement Amount issued to Investor and the securities issuable upon exercise or conversion thereof will be acquired Investor for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

Section 4.03. Exempt from Registration; Restricted Securities. Investor understands that the sale of the Private Placement Amount will not be registered under the Securities Act on the grounds that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance on such exemption is predicated in part on Investor’s representations set forth in this Agreement. Investor understands that the Securities are restricted securities within the meaning of Rule 144 under the Securities Act and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. Investor acknowledges that certificates or book-entry credits evidencing the Securities shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Section 4.04. Accredited Investor. Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Exchange Act.

Section 4.05. No Disqualification Events. Neither (a) Investor, (b) any of Investor’s directors, executive officers, other officers that may serve as a director or officer of any company in which Investor invests, general partners or managing members, nor (c) to Investor’s knowledge, any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of a Closing in writing in reasonable detail to the Company.

Section 4.06. Source of Funds. Investor represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by Investor to pay the Purchase Price of the Private Placement Amount to be purchased by Investor hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (NAIC) (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with Investor’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with Investor’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by Investor to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14, as amended (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c), (f) and (g) of the QPAM

Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (d), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is or constitutes assets of a governmental plan; or

(g) the Source is one or more employee benefit plans subject to Title I of ERISA, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA.

As used in this Section 4.06, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

If Investor is (1) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, (2) an individual retirement account described in Section 408(a) of the Code or any other “plan” described in and subject to Section 4975 of the Code, (3) any “governmental plan” or a non-electing “church plan” as defined under Title I of ERISA subject to laws, rules, or regulations that are similar to the fiduciary or prohibited transaction rules of Title I of ERISA (“Similar Law”), or (4) an entity deemed to hold assets of any of the foregoing under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law, each of the Investor and its authorized fiduciary (the “Fiduciary”) represents, acknowledges and agrees that (A) the Company and its Affiliates are not “fiduciaries” within the meaning of Section 3(21)(A) of ERISA or Similar Law with respect to Investor as a result of Investor’s acquisition or holding of the Securities, and the Fiduciary has not relied on, and is not relying on, any advice of any such person with respect to Investor’s acquisition and holding of the Securities, and (B) the execution and delivery of this Agreement and the acquisition and holding of the Securities hereunder do not violate any law, regulation, constituent documents or policy applicable to Investor.

ARTICLE 5

ADDITIONAL AGREEMENTS

Section 5.01. Further Action; Commercially Reasonable Efforts; Filings. (a) Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate this Agreement in accordance with its terms and conditions, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an Action by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, any third parties necessary, proper or advisable to consummate this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate this Agreement and to fully carry out the purposes of this Agreement.

Section 5.02. Public Disclosure. Investor and the Company shall, and shall cause their Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement that Investor or the Company determines, after consultation with outside legal counsel, is required by applicable Law, Judgment, court or regulatory process or the rules and regulations of any national securities exchange or national securities quotation system.

Notwithstanding the foregoing, this Section 5.02 shall not apply to any press release or other public statement made by the Company that does not contain any information relating to this Agreement that has not been previously announced or made public in accordance with the terms of this Agreement and that is made in the ordinary course of business.

Section 5.03. Tax Matters. The Company shall pay any and all documentary, stamp and similar issuance or transfer tax due on the issuance of the Private Placement Amount.

Section 5.04. Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 5.05. Additional Covenants. Each of the covenants set forth in Sections 4.1 through 4.9 and 4.11 through 4.17 of the Securities Purchase Agreement are incorporated by reference herein mutatis mutandis and each party hereby makes such covenants to the other party as if they were set forth herein solely as applicable to the Placement contemplated hereby; and that, for purposes of such covenants, the Investor is hereby deemed a Purchaser (as defined in the Securities Purchase Agreement). Notwithstanding anything to the contrary set forth herein or therein, any amendment or waiver of such covenants shall be effected in accordance with Section 5.5 of the Securities Purchase Agreement and, for the avoidance of doubt, the Investor shall not be deemed a Purchaser for purposes of Section 5.5 of the Securities Purchase Agreement; provided, however, that no such amendment or waiver of such covenants shall be effected that disproportionately affects the Investor without the consent of the Investor.

Section 5.06. Reduction of Exercise Price. The Company irrevocably agrees, effective on the Closing Date, to reduce the exercise price of the Existing Warrants to $6.00, pursuant to Section 4(h) of the Warrant, which reduced exercise price shall become effective upon receipt of the Second Stockholder Approval (such date, the “Second Stockholder Approval Date”). On the Second Stockholder Approval Date, the Company will amend such Existing Warrants pursuant to this Section 5.06 and shall deliver or cause to be delivered to the Investor an amended and restated Existing Warrant certificate.

Section 5.07. Stockholder Approvals. The Company shall use its reasonable best efforts to hold a special meeting of stockholders on or prior to March 28, 2025 for the purpose of obtaining the applicable Stockholder Approvals, with the recommendation of the Company’s Board of Directors that such proposal is approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain the applicable Stockholder Approvals at the first special meeting of the stockholders, the Company shall call a meeting every sixty (60) days thereafter to seek such Stockholder Approvals until the date on which such Stockholder Approvals are obtained or the Warrants are no longer outstanding.

ARTICLE 6

REGISTRATION RIGHTS

Section 6.01. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than April 7, 2025 (the “Filing Deadline”), file with the SEC a Registration Statement (the “Registration Statement”) under the Securities Act on appropriate form covering the resale of the full amount of the Registrable Securities. If eligible, the Company shall file the Registration Statement on Form S-3 pursuant to Rule 462(e) under the Securities Act. If the Company is not at the time of filing eligible to use Rule 462(e) under the Securities Act, then the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either (a) in the event that the SEC does not review the Registration Statement, 90 days after the Closing Date, or (b) in the event that the SEC reviews the Registration Statement, 120 days after the Closing Date (but in any event, no later than three Business Days following the SEC indicating that it has no further comments on the Registration Statement). Subject to any comments from the staff of the SEC (the “Staff”), such Registration Statement shall include the plan of distribution attached hereto as Exhibit B; provided, however, that Investor shall not be named as an “underwriter” in the Registration Statement without Investor’s prior written consent. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of Investor.

Section 6.02. Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Investor to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Investor is not an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 6.02, the Staff refuses to alter its position, the Company shall (a) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Securities”) and/or (b) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Investor as an “underwriter” in such Registration Statement without the prior written consent of Investor. From and after the such date as the Company is able to effect the registration of such Cut Back Securities in accordance with any SEC Restrictions (the “Restriction Termination Date”), all of the provisions of this Article 6 shall again be applicable to such Cut Back Securities; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Securities shall be twenty (20) Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Securities shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement.

Section 6.03. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 6.01 hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations (to the extent applicable):

(a) The Company shall submit to the SEC, within three (3) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to Investor’s Registrable Securities until the expiration of the Reporting Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(c) Upon request of Investor, the Company shall furnish to Investor without charge, (i) promptly after the Registration Statement including Investor’s Registrable Securities is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by the Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d) The Company shall notify Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver one copy of such supplement or amendment to Investor (or such other number of copies as Investor may reasonably request). Unless such information is publicly available, the Company shall also promptly notify Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Investor by email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f) The Company shall hold in confidence and not make any disclosure of information concerning Investor provided to the Company unless and solely to the extent (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to Investor and allow Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, such information.

(g) The Company shall cooperate with Investor and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as Investor may reasonably request and registered in such names as Investor may request.

(h) If requested by Investor, the Company shall, as soon as practicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post- effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by Investor.

(i) The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(j) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(k) Within two (2) Business Days after a Registration Statement that covers Registrable Securities is declared effective by the SEC, the Company shall deliver to the Transfer Agent (with copies to Investor) confirmation that such Registration Statement has been declared effective by the SEC.

(l) Notwithstanding anything to the contrary herein, at any time after the Effectiveness Deadline, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company’s Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided that the Company shall promptly (i) notify Investor in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to Investor) and the date on which the Grace Period will begin, and (ii) notify Investor in writing of the date on which the Grace Period ends; provided further, that the Grace Periods shall not exceed an aggregate of thirty (30) Trading Days during any 365-day period and the first day of any Grace Period must be at least fifteen (15) days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date Investor receives the notice referred to in clause (i) and shall end on and include the later of the date Investor receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 6.03(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 6.03(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of Investor in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to Investor’s receipt of the notice of a Grace Period and for which Investor has not yet settled.

(m) Neither the Company nor any Subsidiary or Affiliate thereof shall identify Investor as an underwriter in any public disclosure or filing with the SEC or any applicable Permitted Exchange without the prior written consent of Investor, and Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement.

Section 6.04. Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify Investor in writing of any information the Company requires from Investor in order to have Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, including the completion of a selling shareholder questionnaire.

(b) Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless Investor has notified the Company in writing of Investor’s election to exclude all of Investor’s Registrable Securities from such Registration Statement.

(c) Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.03(e) or the first sentence of Section 6.03(d), Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.03(e) or the first sentence of Section 6.03(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of Investor in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which Investor has entered into a contract for sale prior to Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 6.03(e) or the first sentence of Section 6.03(d) and for which Investor has not yet settled.

(d) Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

Section 6.05. Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Article 6, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Notwithstanding the foregoing, in no event shall the Company be responsible for underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to Registrable Securities being sold or offered for sale by Investor.

Section 6.06. Reports under the Exchange Act. With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Investor to sell Registrable Securities to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;

(b) file with the SEC in a timely manner all reports and other documents (other than Current Reports on Form 8-K) required of the Company pursuant to Section 13 or 15(d) of the Exchange Act; and

(c) furnish to Investor, so long as Investor owns Registrable Securities, promptly upon request during the Reporting Period: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and (iii) such other information as may be reasonably requested to permit the Investor to sell Registrable Securities pursuant to Rule 144 without registration.

Section 6.07. Assignment of Registration Rights. The rights under this Article 6 shall be automatically assignable by Investor to any transferee of all or any portion of the Investor’s Registrable Securities if: (a) Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement, including without limitation, Section 9.03 hereof. Following any such transfer in accordance with this Section 6.07, the Company shall thereafter use commercially reasonable efforts to amend or supplement the selling shareholder table contained in the Registration Statement to reflect such change in beneficial ownership of the affected Registrable Securities.

Section 6.08. Indemnification.

(a) Company Indemnification. The Company will indemnify Investor who holds Registrable Securities (if Registrable Securities held by Investor are included in the securities as to which such registration is being effected) and Investor’s respective officers and directors, partners, members, employees and each person controlling Investor within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; and in each case, the Company will reimburse Investor, each of its respective officers and directors, partners, members, employees and each person controlling Investor, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Investor or controlling person, and stated to be specifically for use therein, (B) the use by Investor of an outdated or defective prospectus after the Company has notified Investor in writing that the prospectus is outdated or defective or (C) Investor’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such prospectus or supplement.

(b) Investor Indemnification. Investor will, if Registrable Securities held by Investor are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act (“Company Indemnified Parties”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Investor and stated to be specifically for use therein, or (ii) any violation by Investor of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to Investor, and, in each case, Investor will reimburse the Company Indemnified Parties for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the indemnity agreement contained in this Section 6.08(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor. The liability of Investor for indemnification under this Section 6.08(b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to Investor of the securities sold in any such registration.

(c) Notice and Procedure. Each party entitled to indemnification under this Section 6.08 (each, an “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 6.08 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by Investor hereunder exceed the proceeds from the offering received by Investor. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.08 was available to such party in accordance with its terms.

(e) Survival. The obligations of the Company and Investor under this Section 6.08 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 6.08 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under this Agreement.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.01. Condition to the Obligations of the Company and Investor. The respective obligations of each of the Company and Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the conditions that no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes, enjoins or otherwise prohibits the transactions contemplated by this Agreement, and no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement or the transactions contemplated hereby (collectively, “Restraints”).

Section 7.02. Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of Investor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(b) Investor shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to such Closing.

Section 7.03. Conditions to the Obligations of the Investor. The obligations of te Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions (and on the Closing Date the Company shall deliver to Investor an officer’s certificate confirming the satisfaction of each of the conditions below):

(a) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c) the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the issuance and sale of the Private Placement Amount; and

(d) no stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other Governmental Authority with respect to the public trading in the Common Stock.

ARTICLE 8

TERMINATION; SURVIVAL

Section 8.01. Termination. This Agreement may be terminated prior to Closing:

(a) by the mutual written consent of the Company and Investor;

(b) by either the Company or Investor, if any Restraint enjoining or otherwise prohibiting consummation of this Agreement shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b) shall have used the required efforts to cause the conditions to Closing to be satisfied in accordance with Section 5.01;

(c) by Investor, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) and (ii) shall not have been cured within ten (10) calendar days following receipt by the Company of written notice of such breach or failure to perform from Investor stating Investor’s intention to terminate this Agreement pursuant to this Section 8.01(c) and the basis for such termination; provided that Investor shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if the Investors are then in material breach of any of their representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 7.02(a) or Section 7.02(b) to be satisfied; or

(d) by the Company, if Investor shall have breached any of their representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (ii) shall not have been cured within ten (10) calendar days following receipt by Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 8.01(d) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 7.03(a) or Section 7.03(b) to be satisfied.

Section 8.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article 1, this Section 8.02 and Article 9, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Investor or the Company or their respective directors, officers and Affiliates, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement.

Section 8.03. Survival. Subject to Section 7.02, all of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made as of the Closing Date shall survive until the Closing Date and shall then expire.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto.

Section 9.02. Extension of Time, Waiver, Etc. The Company and Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.03. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by the Company without the prior written consent of Investor. Investor (and its assignees) may assign any or all of its rights under the definitive agreement(s) to any person, including without limitation any of its Affiliates.

Section 9.04. Counterparts. This Agreement may be executed in counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each of the parties hereto (including by electronic signature) and delivered to the other parties hereto (including electronically, e.g., in PDF format).

Section 9.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 9.06. Governing Law; Jurisdiction.

(a) This Agreement and all matters, claims, actions or proceedings (“Actions”) (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9.09. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 9.07. Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, might not be an adequate remedy, might occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur, and that time is of the essence. Subject to the determination of a court of competent jurisdiction, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.06, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.08. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (c) IT MAKES SUCH WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.08.

Section 9.09. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed, or sent by overnight courier (providing proof of delivery) to the parties at the addresses set forth on their respective signature pages hereto or to such other address or email address as such party may hereafter specify in writing to the other party hereto. All such notices, requests and other communications shall be deemed received (1) on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt, or (2) on the next succeeding business day in the place of receipt.

Section 9.10. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 9.11. Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.12. Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ALLURION TECHNOLOGIES, INC., as
the Company

By:	/s/ Shantanu Gaur
Name:	Shantanu Gaur
Title:	Chief Executive Officer

Address:	11 Huron Drive
Suite 200
Natick, MA 01760

Email:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

LEAVITT EQUITY PARTNERS III, L.P., as Investor

By: Leavitt Equity Partners III, LLC, its General Partner

By:	/s/ Taylor S. Leavitt
Name:	Taylor S. Leavitt
Title:	Managing Partner and CEO

Address:

Email:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]